Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


Re:  Visteon Corporation Registration Statement on Form S-8

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Investment Plan for Hourly Employees of Visteon Corporation and Subsidiaries (the "Company") of our report dated April 7, 2000, except as to Note 1 for which the date is June 1, 2000, relating to the financial statements which appears in the Company's Registration Statement on Form S-1 (Registration No. 333-38388).



/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 16, 2000